UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 23, 2013

The Bon-Ton Stores, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402
(Address of principal executive offices)

(717) 757-7660
(Registrant’s telephone number, including area code)

  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 23, 2013, The Bon-Ton Department Stores, Inc. (the “Company”) (a wholly owned subsidiary of The Bon-Ton Stores, Inc.) issued a notice of partial redemption for $65,000,000 aggregate principal amount of its outstanding 10¼% Senior Notes due 2014 (the “2014 Notes”) at a cash redemption price equal to 100% of the principal amount of the 2014 Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date (the “Redemption Price”).  The redemption date will be February 22, 2013 (the “Redemption Date”).  Upon completion of the redemption, approximately $69,000,000 aggregate principal amount of the 2014 Notes will remain outstanding.

Payment of the Redemption Price will be made on or after the Redemption Date only upon presentation and surrender of the 2014 Notes to the paying agent. Interest on the 2014 Notes called for redemption will cease to accrue on and after the Redemption Date.

The notice of partial redemption will be sent by The Bank of New York Mellon, the trustee for the 2014 Notes, to the registered holders of the 2014 Notes.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. A copy of the notice of partial redemption is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

The information in this Report, including the exhibit attached hereto, is furnished solely pursuant to Item 7.01 of this Current Report on Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are included with this report and are being furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release dated January 23, 2013
99.2	Notice of Redemption

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 23, 2013

THE BON-TON STORES, INC.

		By:	/S/ KEITH E. PLOWMAN
Keith E. Plowman
Executive Vice President and Chief Financial Officer